
<ARTICLE> 5
<MULTIPLIER> 1
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               SEP-30-2000
<EXCHANGE-RATE>                                      1
<CASH>                                         658,479
<SECURITIES>                                         0
<RECEIVABLES>                                3,858,535
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                     197,556,096
<DEPRECIATION>                              36,118,135
<TOTAL-ASSETS>                             167,610,807
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                    116,599,220
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       111,735
<OTHER-SE>                                  43,675,535
<TOTAL-LIABILITY-AND-EQUITY>               167,610,807
<SALES>                                     24,699,214
<TOTAL-REVENUES>                            24,879,480
<CGS>                                                0
<TOTAL-COSTS>                               18,836,466
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           8,447,469
<INCOME-PRETAX>                              5,266,064
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,266,064
<EPS-BASIC>                                        .47
<EPS-DILUTED>                                      .47

<F1>Humphrey Hospitality Trust, Inc. is in the specialized real estate industry for which the current/noncurrent distinction is deemed, in practice, to have little or no relevance. Therefore, it prepares unclassified balance sheets which do not report current assets or current liabilities.

